UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       January 18, 2005 (January 11, 2005)
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                Date of Report (Date of earliest event reported)


                            AES Eastern Energy, L.P.
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               (Exact name of registrant as specified in charter)


  Delaware                          333-89725                   54-1920088
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(State or other jurisdiction       (Commission                 (IRS Employer
   of incorporation)                File Number)             Identification No.)


            4300 Wilson Boulevard, Arlington, Va.           22203
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          (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code       (703) 522-1315
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 8.01  Other Events.
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Three subisidiaries of AES Eastern Energy, L.P. ("we" or "us"), AEE2, L.L.C.,
AES Greenidge, L.L.C. and AES Westover, L.L.C., two subsidiaries of AES Creative Resources, L.P. ("ACR"), an indirect wholly owned subsidiary of The AES Corporation that we do not control, AES Hickling, L.L.C., and AES Jennison, L.L.C. (our subsidiaries named above and ACR's subsidiaries named above are referred to collectively as the "AES Entities") and New York State Electric & Gas Corporation ("NYSEG") entered into a Consent Decree dated January 11, 2005 with the New York Attorney General, on behalf of the State of New York, and the Commissioner of the New York State Department of Environmental Conservation ("NYSDEC") to settle all civil claims that were or could have been brought by the State against the AES Entities and NYSEG for alleged violations of the Prevention of Significant Deterioration ("PSD")or non-attainment New Source Review ("NSR") provisions of the federal Clean Air Act, federal New Source Performance Standards applicable to the generating stations, similar State pre-construction air permitting requirements under the applicable NYSDEC regulations, common law claims, including public nuisance law, and claims under New York State Executive Law involving the following units: Greenidge Units 3 and 4, Westover Units 7 and 8, Hickling Units 1 and 2, and Jennison Units 1 and
2. The Consent Decree was filed with the United States District Court for the Western District of New York on January 12, 2005. The Consent Decree is expected to be entered by the Court after completion of a public comment period and a separate 45 day period in which the Federal Government may submit comments. The Federal Government also has the opportunity to intervene in the case. The Consent Decree will become effective when it is entered by the Court.

Background

On May 14, 1999, wholly owned subsidiaries of ours and ACR's acquired from NYSEG and its affiliate NGE Generation, Inc. six coal-fired electricity generating stations and related assets. One of our wholly owned subsidiaries, AEE2, L.L.C., (which wholly owns AES Greenidge, L.L.C. and AES Westover, L.L.C.) acquired two of the six coal-fired electricity generating stations, the Greenidge Generating Station ("Greenidge") and the Westover Generating Station ("Westover"). Subsidiaries of ACR acquired two other older, coal-fired electricity generating stations from NYSEG in the transaction, the Jennison Generating Station ("Jennison") and the Hickling Generating Station ("Hickling").

We received an information request letter dated October 12, 1999 from the New York Attorney General, which sought detailed operating and maintenance history for the Westover and Greenidge plants. On January 13, 2000, we received a subpoena from the NYSDEC seeking similar operating and maintenance history from the Westover, Greenidge, Jennison, and Hickling plants. This information was sought in connection with the Attorney General's and the NYSDEC's investigations of several electricity generating stations in New York that they suspected of undertaking modifications in


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the past without undergoing an air permitting review. By letter dated May 25,
2000, the NYSDEC issued a Notice of Violation ("NOV") to NYSEG for violations of the Clean Air Act and the New York Environmental Conservation Law at the Greenidge and Westover plants related to NYSEG's alleged failure to undergo an air permitting review for repairs and improvements made during the 1980s and 1990s, which was prior to the acquisition of the six plants by our subsidiaries and ACR. Pursuant to the purchase agreement relating to the acquisition of the six coal-fired plants from NYSEG, we agreed to assume responsibility for most of the environmental liabilities that arose while NYSEG owned the plants. On September 12, 2000, we acknowledged that we would assume the defense of and responsibility for the NOV issued to NYSEG, subject to a reservation of our rights to assert applicable exceptions to our contractual undertaking to assume preexisting environmental liabilities.

Terms of the Consent Decree

Under the terms and conditions of the Consent Decree, upon entering into effect, the State of New York covenants not to sue and releases the AES Entities and NYSEG from alleged violations under the above-mentioned air emission laws and regulations and also covenants not to sue or bring any administrative enforcement actions against the AES Entities for claims under the above-mentioned air emission laws and regulations associated with work required pursuant to the Consent Decree or other changes at the plants commenced after entry of the Consent Decree, but prior to December 31, 2009 and completed by December 31, 2010. Under the Consent Decree, the AES Entities have agreed to pay a $700,000 civil penalty for the violations assessed to NYSEG and will deposit $1,000,000 in an AES Environmental Mitigation Project Account that will be used to carry out one or more projects pertaining to energy efficiency, renewable energy and/or clean air projects that are approved by the NYSDEC and the Office of the Attorney General.

The Consent Decree sets forth mandated emission reductions and requires the installation of new emission control technologies on certain units or the repowering of or the ceasing of operations of such units. On Greenidge Unit 4, we are obligated to control sulfur dioxide ("SO2") and nitrogen oxide ("NOx") emissions through a multi-pollutant control clean coal project ("MCP Project"). This obligation is subject to the partial funding of the MCP Project by the U.S. Department of Energy and the absence of any force majeure event or material adverse change in circumstances that affects the economic viability of the MCP Project. The MCP Project involves the use of a single bed in-duct Selective Catalytic Reduction system combined with a low-NOx combustion technology to reduce NOx and a Circulating Dry Scrubber that will reduce SO2. We are required to commence initial operation of the MCP Project by September 1, 2006 or a date eighteen months after entry of the Consent Decree, whichever is later. We are also obligated to use good faith efforts to meet a NOx emission rate of 0.10 lb/mmBtu and achieve a SO2 removal efficiency of 95% during normal operations on Greenidge Unit 4. If the MCP Project on Greenidge Unit 4 is discontinued, we are required by December 31, 2009 either to (i) install control technology that will meet the Consent Decree emission limits, (ii) repower with a non-coal fuel source or (iii) cease operations.

On Westover Unit 8, we are obligated under the Consent Decree to take one of the following three actions by December 31, 2009 and to notify the NYSDEC of which action we elect to take by June 1, 2007: (i) control NOx


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and SO2 using technology similar to the MCP Project on Greenidge Unit 4, (ii)
repower with a non-coal fuel source or (iii) cease operations. Beginning in 2005 and lasting through 2009, Westover Unit 8 is subject to a declining SO2 emissions cap that starts with a cap in 2005 and declines by 250 tons per year until 2009. Should we elect to install emission control technology on Westover Unit 8 by December 31, 2009, then we are obligated under the Consent Decree to use good faith efforts to meet a NOx emissions rate of 0.10 lbs/mmBtu and a SO2 removal efficiency of 95%.

Under the Consent Decree, Greenidge Unit 3 and Westover Unit 7 are required either to (i) install control technology equivalent to Best Available Control Technology or BACT, (ii) be repowered with a non-coal fuel, or (iii) cease operations, no later than December 31, 2009. During the years 2007, 2008, and 2009, these two units will be subject to an annual operating limit of 1,400 hours with an SO2 emission rate of 3.0 lb/mmBtu. Hickling Units 1 and 2 and Jennison Units 1 and 2 are each required either to (i) install BACT-equivalent control technology, (ii) repower using a non-coal fuel or (iii) cease operations no later than May 1, 2007. The Consent Decree does allow us to use up to a 30% blend of sub-bituminous (reduced sulfur) coal at either the Greenidge or Westover plants.

The Consent Decree also requires the surrender of federal Acid Rain Program SO2 allowances for Greenidge Units 3 and 4 and Westover Units 7 and 8 starting in the year 2012. The amount of allowances that will be surrendered depends on which compliance option we ultimately select for these units.

In the event that we fail to comply with one or more terms of the Consent Decree, we are obligated to pay stipulated penalties that are set forth in the settlement with the exception of noncompliance due to force majeure events or certain material adverse conditions affecting the economic viability of the MCP Project. Upon achieving compliance with the material requirements of the Consent Decree, then the parties to the settlement may petition the court for termination of the Consent Decree. We expect that the emission reduction and control technology requirements set forth in the Consent Decree will be incorporated into each plant's Title V air operating permit.

We have projected that our share of the capital costs to install the MCP Project at Greenidge Unit 4 will be approximately $29 million, however, there can be no assurance that this will be the actual cost since we have not entered into an agreement for engineering, construction and procurement of the MCP Project at Greenidge Unit 4. At this time, we have not made decisions regarding the options of either installing pollution control technology, repowering or ceasing operations at the other units subject to the terms of the Consent Decree, and thus we are unable to project the potential costs associated with complying with the other provisions of the Consent Decree on our financial condition or the effect on future operations.

The United States Environmental Protection Agency ("EPA") is not a signatory to the Consent Decree, and it is possible that EPA could separately issue us a NOV for alleged violations of the federal Clean Air Act and federally enforceable New York air regulations associated with suspected past modifications of plant equipment without undergoing an air permitting review. If EPA does file an enforcement action against Greenidge, Westover, Hickling or Jennison, then penalties may be asserted


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and further emission reductions might be necessary which could require us to make substantial expenditures. We are unable to estimate the effect of any EPA-issued NOV on our financial condition or results of future operations.

The Consent Decree does not affect our two newest and largest electricity generating stations, Somerset and Cayuga.


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                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    AES EASTERN ENERGY, L.P.
                                    By:  AES NY, L.L.C., as General Partner



                                    By:  /s/ Daniel J. Rothaupt
                                       --------------------------------
                                         Daniel J. Rothaupt
                                         President
Date:  January 18, 2005                  (principal executive officer)